Exhibit 99.1

Concrete Pumping Holdings Announces Completion of Exchange Offer

DENVER, CO, April 29, 2019 — Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (“CPH” or the “Company”) today announced the completion of its previously announced exchange offer (the “Offer”) relating to its publicly traded warrants and private placement warrants (together, the “warrants”) to purchase shares of its common stock. The Offer expired at 11:59 p.m., Eastern Daylight Time, on April 26, 2019 (the “Expiration Time”).

Based on the information provided by Continental Stock Transfer & Trust Company, the exchange agent for the Offer, a total of 9,983,563 public warrants were validly tendered and not withdrawn prior to the Expiration Time, representing approximately 43.4% of the total public warrants outstanding, including 9,440 public warrants that were tendered through notice of guaranteed delivery, and a total of 11,100,000 private placement warrants were validly tendered and not withdrawn prior to the Expiration Time, representing 100% of the total private placement warrants outstanding. On April 29, 2019, CPH accepted all such warrants and expects to issue an aggregate of 3,808,720 shares of common stock in exchange for the warrants tendered. Delivery of the shares to be issued in exchange for the warrants will be made promptly.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein, and is also not a solicitation of the related consents. The Offer was made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal.

About Concrete Pumping Holdings, Inc.

CPH is the leading provider of concrete pumping services and concrete waste management services in the U.S. and the U.K., operating under the only established, national brands in both geographies (Brundage-Bone for concrete pumping and Eco-Pan for waste management services in the U.S. and Camfaud in the U.K.). The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH is also the leading provider of concrete waste management services in the U.S., operating under the only established, national brand – Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of January 31, 2019, CPH provides concrete pumping services in the U.S. from a footprint of 80 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 14 locations in the U.S.

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by federal securities laws. Forward-looking statements reflect CPH’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in CPH’s Registration Statement on Form S-4, filed April 1, 2019, as such factors may be updated from time to time in CPH’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in CPH’s filings with the SEC. While forward-looking statements reflect CPH’s good faith beliefs, they are not guarantees of future performance. CPH disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to CPH (or to third parties making the forward-looking statements).

Contact:

Liolios, Investor Relations

Cody Slach

1-949-574-3860

BBCP@liolios.com